UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	OCC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01 Entry into a Definitive Agreement

Tenth Loan Modification Agreement.

On April 15, 2020, Optical Cable Corporation (the “Company”) and Pinnacle Bank, a Tennessee banking corporation, as successor in interest by name change and by merger with the Bank of North Carolina (the “Lender”) entered into a Tenth Loan Modification Agreement (the “Agreement”) to modify the Credit Agreement dated April 26, 2016 (as amended and modified by Loan Modification Agreement dated December 21, 2016, and by Second Loan Modification Agreement dated February 28, 2017, and by Third Loan Modification Agreement dated April 27, 2017, and by Fourth Loan Modification Agreement dated April 10, 2018, and by a Fifth Loan Modification Agreement dated October 15, 2018, and by a Sixth Modification Agreement dated April 30, 2019 and by a Seventh Loan Modification Agreement dated September 11, 2019 and by an Eighth Loan Modification Agreement dated January 20, 2020 and by a Ninth Loan Modification Agreement dated March 10, 2020 (collectively, the “Credit Agreement”)). The Credit Agreement, the Notes, and the ancillary documents (as defined in the Credit Agreement), as amended by the Agreement are defined as the “Loan”.

The primary purpose of the Agreement was to allow the Company to incur indebtedness pursuant to the SBA Coronavirus PPP Loan or U.S. Department of Treasury loans under the CARES Act which are in whole or part responsive to the COVID-19 pandemic, as updated by the U.S. federal government from time to time.

The Loan remains generally secured by the land and buildings at the Company’s headquarters and manufacturing facilities located in Roanoke, Virginia and its manufacturing and office facilities located near Asheville, North Carolina and the Company’s personal property and assets.

All other terms of the Loan remain unaltered and remain in full force and effect.

The Agreement with the Lender is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

SBA Note

On April 15, 2020, the Company and Pinnacle Bank, a Tennessee banking corporation (the “Lender”) entered into a Note in the amount of four million nine hundred eighty-one thousand four hundred dollars ($4,981,400.00) pursuant to the Small Business Administration, an agency of the United States of America. The interest rate is fixed at 1% per year. The Company will pay principal and interest payments of $280,335.21 every month, beginning seven months from the effective date of this Note. The Company can repay the Note without any prepayment penalty. All remaining principal and accrued interest is due and payable two years from the effective date of the Note.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

4.1

Tenth Loan Modification Agreement dated April 15, 2020 by and between Optical Cable Corporation and Pinnacle Bank, a Tennessee banking corporation, as successor in interest by name change and by merger with the Bank of North Carolina. (FILED HEREWITH)

4.2

Note by and between the Company and Pinnacle Bank, a Tennessee banking corporation in the amount of four million nine hundred eighty-one thousand four hundred dollars pursuant to the Small Business Administration, an agency of the United States of America. (FILED HEREWITH)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: April 21, 2020